EXHIBIT 10.4

ESCROW AGREEMENT

Citibank Texas, N.A.
One Lincoln Park
8401 North Central Expressway
Suite 500
Dallas, Texas 75225
Attention: Mr. Michael McGee

Re:    Behringer Harvard Opportunity REIT I, Inc.

Ladies and Gentlemen:

BEHRINGER HARVARD OPPORTUNITY REIT I, INC., a Maryland corporation (the “Company”), will issue in a public offering (the “Offering”) shares of its common stock (the “Stock”) pursuant to a Registration Statement on Form S-11 filed by the Company with the Securities and Exchange Commission. Behringer Securities LP, a Texas limited partnership (the “Dealer Manager”), will act as dealer manager for the offering of the Stock. The Company is entering into this agreement to set forth the terms on which Citibank Texas, N.A. (the “Escrow Agent”), will, except as otherwise provided herein, hold and disburse the proceeds from subscriptions for the purchase of the Stock in the Offering until such time as: (i) in the case of subscriptions received from all nonaffiliates of the Company, the Company has received and accepted subscriptions for Stock resulting in a total of 200,000 shares of common stock sold in the offering (the “Required Capital”); and (ii) in the case of subscriptions received from residents of Pennsylvania (“Pennsylvania Subscribers”), the Company has received subscriptions for Stock from nonaffiliates of the Company resulting in total minimum capital raised of $23,800,000 (the “Pennsylvania Required Capital”); and (iii) in the case of subscriptions received from residents of New York (“New York Subscribers”), the Company has received subscriptions for Stock from nonaffiliates of the Company resulting in total minimum capital raised of $2,500,000 (the “New York Required Capital”).

The Company hereby appoints Citibank Texas, N.A. as Escrow Agent for purposes of holding the proceeds from the subscriptions for the Stock, on the terms and conditions hereinafter set forth:

1.    Until such time as the Company has received subscriptions for Stock resulting in total minimum capital raised equal to the Required Capital and such funds are disbursed from the Escrow Account, as hereinafter defined, in accordance with paragraph 3(a) hereof, persons subscribing to purchase the Stock (the “Subscribers”) will be instructed by the Dealer Manager or any soliciting dealers to remit the purchase price in the form of checks, drafts, wires, Automated Clearing House (ACH) or money orders (hereinafter “instruments of payment”) payable to the order of “Citibank Texas, N.A., Escrow Agent for Behringer Harvard Opportunity REIT I, Inc.,” or a recognizable contraction or abbreviation thereof including, but not limited to, “Citibank Texas, N.A., Escrow Agent for BH Opp REIT.” After subscriptions are received resulting in total minimum capital raised equal to the Required Capital and such funds are disbursed from the Escrow Account in accordance with paragraph 3(a) hereof, subscriptions shall continue to be so submitted unless otherwise instructed by the Dealer Manager. Any checks, drafts or money orders received made payable to a party other than the Escrow Agent (or after the Required Capital is received, made payable to a party other than the party designated by the Dealer Manager) shall be returned to the soliciting dealer who submitted the check, draft or money order. The Dealer Manager and/or the Company will also provide or cause to be provided to the Escrow Agent in connection with, and not later than five (5) business days after the receipt by the Escrow Agent of, each instrument of payment the payee’s/Subscriber’s name, address, and social security number. Furthermore, not later than ten (10) business days prior to any required disbursement of interest by the Escrow Agent to any Subscriber pursuant to paragraph 3(f) hereof or other applicable provision herein, the Dealer Manager and/or the Company will provide or cause to be provided to the Escrow Agent, an executed IRS Form W-9 (which may be a Substitute Form W-9 as contained in the subscription agreement provided such Substitute Form is in conformity with all applicable Internal Revenue Service rules, regulations and guidelines) (“Form W-9”), the calculation of the number of shares purchased, and purchase price remitted or other documentation containing such information sufficient to identify the respective Subscriber. The Company hereby indemnifies and holds harmless the Escrow Agent from and against any and all claims, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees, incurred or sustained by the Escrow Agent in connection with or arising out of the acceptance by the Escrow Agent of Form W-9. The Escrow Agent shall not be obligated to use any efforts to obtain such information from the Subscriber, Company or Dealer Manager. If such information regarding a Subscriber is not provided to the Escrow Agent in a timely manner after the Escrow Agent’s receipt of the purchase price from such Subscriber, the Company and/or the Dealer Manager shall cooperate with the Escrow Agent to return such funds to the soliciting dealer or other applicable party who submitted the funds, unless such information for a Subscriber is provided prior to the actual return of such funds by the Escrow Agent, and no interest otherwise payable shall be due or payable with respect to such funds under paragraph 3(f) hereof. All instruments of payment from each such Subscriber shall, except as otherwise specified herein, be deposited into a single interest-bearing money market account entitled “ESCROW ACCOUNT FOR THE BENEFIT OF SUBSCRIBERS FOR COMMON STOCK OF BEHRINGER HARVARD OPPORTUNITY REIT I, INC.” or such similar designation as the parties may agree (the “Escrow Account”), which deposit shall occur within one (1) business day after the Escrow Agent’s or the Dealer Manager’s receipt of the instrument of payment (after the Required Capital is received, a new account may be established in the name of the Company). The Escrow Agent will notify the Company and cooperate with the Company and the Company’s transfer agent when it is in receipt of any subscription that is not, in the Escrow Agent’s reasonable discretion, in good order. Instruments of payment received from Pennsylvania Subscribers (as identified as such by the Company) shall be accounted for separately in a subaccount or zero balance account entitled “ESCROW ACCOUNT FOR THE BENEFIT OF PENNSYLVANIA SUBSCRIBERS” (the “Pennsylvania Escrow Account”), until such Pennsylvania Escrow Account has closed pursuant to paragraph 3(a) hereof. Instruments of payment received from New York Subscribers (as identified as such by the Company) shall be accounted for separately in a subaccount or zero balance account entitled “ESCROW ACCOUNT FOR THE BENEFIT OF NEW YORK SUBSCRIBERS” (the “New York Escrow Account”), until such New York Escrow Account has closed pursuant to paragraph 3(a) hereof. Each of the Escrow Account, the Pennsylvania Escrow Account, and New York Escrow Account will be established and maintained in such a way as to permit the interest income calculations described in paragraph 7. The Company shall cooperate with the Escrow Agent in separately accounting for New York and Pennsylvania subscription proceeds in the New York Escrow Account and the Pennsylvania Escrow Account, respectively, and the Escrow Agent shall be entitled to rely upon, and shall be held harmless and indemnified by the Company in respect, of any information provided by the Company in this regard. In that regard and in order to validate the identity and subscription of any Subscriber, the Company shall allow the Escrow Agent or its agents, at all reasonable times and upon reasonable notice, to inspect any of the documents, instruments or agreements executed or delivered by a Subscriber or a Dealer Manager on behalf of a Subscriber in connection with the Offering.

2.    The Escrow Agent agrees to promptly process for collection the instruments of payment upon deposit into the Escrow Account, Pennsylvania Escrow Account, or New York Escrow Account, as applicable. Deposits shall be held in the Escrow Account, the Pennsylvania Escrow Account, and the New York Escrow Account until such funds are disbursed in accordance with paragraph 3(a) hereof. Prior to disbursement of the funds deposited in the Escrow Account, the Pennsylvania Escrow Account, or the New York Escrow Account, such funds shall not be subject to claims by creditors of the Company or the Dealer Manager or any of their affiliates. If any of the instruments of payment are returned to the Escrow Agent for nonpayment prior to receipt of the Required Capital or, in connection with subscriptions from Pennsylvania Subscribers, the Pennsylvania Required Capital or, in connection with subscriptions from New York Subscribers, the New York Required Capital, the Escrow Agent shall promptly notify the Dealer Manager and the Company in writing via mail or facsimile of such nonpayment, and is authorized to debit the Escrow Account, the Pennsylvania Escrow Account, or the New York Escrow Account, as applicable, in the amount of such returned payment as well as any interest earned on the amount of such payment.

3.    (a)    Subject to the provisions of subparagraphs 3(b)-3(f) below:

(i)    Once the collected funds in the Escrow Account are an amount equal to or greater than the Required Capital, the Escrow Agent shall promptly notify the Company and, upon receiving written instructions and certification of approval by the Company that the collected funds in the Escrow Account are an amount equal to or greater than the Required Capital, (A) provide to the Company for delivery to the Director of Banking and Finance of the State of Nebraska an affidavit in substantially the form attached hereto as Exhibit A-1 (the “Escrow Agent Affidavit”) which states that all of the conditions of this Agreement relating to the Escrow Account have been met, (B) disburse to the Company, by check, ACH or wire transfer, the funds in the Escrow Account representing the gross purchase price for the Stock, provided however, that no funds in the Escrow Account from Subscribers who are residents of Nebraska shall be disbursed to the Company until five days after the Escrow Agent Affidavit and the Company Affidavit (as defined below) have been provided to the Director of Banking and Finance of the State of Nebraska, and (C) disburse to the Subscribers or the Company, as applicable, any interest thereon pursuant to the provisions of subparagraph 3(f). Upon receipt by the Company of notice from the Escrow Agent that the collected funds in the Escrow Account are an amount equal to or greater than the Required Capital, the Company shall (X) certify to the Escrow Agent that all of the conditions of this Escrow Agreement have been met in substantially the form attached hereto as Exhibit A-2 (the “Company Certificate”) and (Y) provide the Director of Banking and Finance of the State of Nebraska (and provide a copy to the Escrow Agent) an affidavit in substantially the form attached hereto as Exhibit B (the “Company Affidavit”) which states that there have been no material omissions or changes in the financial condition of the Company or other changes of circumstance, that would render the Required Capital inadequate to finance the Company’s proposed plan of operations or business, or render the representations in the Company’s registration statement, as amended through such time, fraudulent, false or misleading. The Company acknowledges and agrees that the Escrow Agent may rely on the Company Certificate as a basis for issuing the Escrow Agent Affidavit to the Director of Banking and Finance of the State of Nebraska as required herein and shall be held harmless and indemnified by the Company in issuing the Escrow Agent Affidavit in reliance therein. For purposes of this Agreement, the term “collected funds” shall mean all funds received by the Escrow Agent that have cleared normal banking channels and are in the form of cash or a cash equivalent. After the satisfaction of the aforementioned provisions of this paragraph 3(a)(i), in the event the Company receives subscriptions made payable to the Escrow Agent (other than subscriptions that are to be deposited in the Pennsylvania Escrow Account or the New York Escrow Account), subscription proceeds may continue to be received in this account generally, but to the extent such proceeds shall not be subject to escrow due to the satisfaction of the aforementioned provisions of this paragraph 3(a)(i), such proceeds are not subject to this Escrow Agreement and at the instruction of the Company to the Escrow Agent shall be transferred from the Escrow Account or deposited directly into, as the case may be, a commercial deposit account in the name of the Company with the Escrow Agent (the “Deposit Account”) that has been previously established by the Company, unless otherwise directed by the Company. The Company hereby covenants and agrees that it shall do all things necessary in order to establish the Commercial Account, which shall be subject to the Escrow Agent’s usual account guidelines and regulations, prior to its use. No provisions of this Escrow Agreement shall apply to the Deposit Account.

(ii)    Regardless of any closing of the Escrow Account, the Company and the Dealer Manager shall continue to forward instruments of payment received from New York Subscribers for deposit into the New York Escrow Account to the Escrow Agent until such time as the Company notifies the Escrow Agent in writing that total subscription proceeds (including the amount then in the New York Escrow Account, but excluding the amount then in the Pennsylvania Escrow Account) equal or exceed the New York Required Capital. Within five days after receipt by Escrow Agent of such notice, the Escrow Agent shall (A) disburse to the Company, by check, ACH or wire transfer, the funds then in the New York Escrow Account representing the gross purchase price for the Stock, and (B) disburse to the New York Subscribers or the Company, as applicable, any interest thereon pursuant to the provisions of subparagraph 3(f). Following such disbursements, the Escrow Agent shall close the New York Escrow Account, and thereafter any instruments of payment made payable to the Escrow Agent received by the Escrow Agent from New York Subscribers that are not subject to escrow due to the satisfaction of the aforementioned provisions of this paragraph 3(a)(ii) shall not be subject to this Escrow Agreement and at the instruction of the Company to the Escrow Agent shall be transferred from the Escrow Account or deposited directly into, as the case may be, the Deposit Account pursuant to the provisions of paragraph 3(a)(i) herein.

(iii)    Regardless of any closing of the Escrow Account or the New York Escrow Account, the Company and the Dealer Manager shall continue to forward instruments of payment received from Pennsylvania Subscribers for deposit into the Pennsylvania Escrow Account to the Escrow Agent until such time as the Company notifies the Escrow Agent in writing that total subscription proceeds (including the amount then in the Pennsylvania Escrow Account) equal or exceed the Pennsylvania Required Capital. Within five days after receipt by Escrow Agent of such notice, the Escrow Agent shall (A) disburse to the Company, by check, ACH or wire transfer, the funds then in the Pennsylvania Escrow Account representing the gross purchase price for the Stock, and (B) disburse to the Pennsylvania Subscribers or the Company, as applicable, any interest thereon pursuant to the provisions of subparagraph 3(f). Following such disbursements, the Escrow Agent shall close the Pennsylvania Escrow Account, and thereafter any instruments of payment made payable to the Escrow Agent received by the Escrow Agent from Pennsylvania Subscribers that are not subject to escrow due to the satisfaction of the aforementioned provisions of this paragraph 3(a)(iii) shall not be subject to this Escrow Agreement and at the instruction of the Company to the Escrow Agent shall be transferred from the Escrow Account or deposited directly into, as the case may be, the Deposit Account pursuant to the provisions of paragraph 3(a)(i) herein.

(iv)    In order to induce the Escrow Agent to deposit into the Deposit Account any instruments for payment payable to the Escrow Agent, the Company warrants and represents that any subscription agreement or other disclosure provided to a subscriber of Stock shall specify that notwithstanding such instruments for payment naming the Escrow Agent as payee thereon, it shall not be maintained in an escrow account with the Escrow Agent after the Required Capital, the New York Required Capital or the Pennsylvania Required Capital has been achieved and the Company hereby indemnifies and holds harmless the Escrow Agent from and against any and all claims, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees, incurred or sustained by the Escrow Agent in connection with or arising out of the deposit into the Deposit Account of instruments of payment payable to the Escrow Agent.

(b)    Within four business days of the close of business on the date that is one year following commencement of the Offering (the “Expiration Date”), (such commencement date shall be promptly provided to the Escrow Agent by the Company after the commencement of the Offering), the Escrow Agent shall promptly notify the Company if it is not in receipt of deposits for the purchase of Stock providing for total purchase proceeds that equal or exceed the Required Capital (from all sources but exclusive of any funds received from subscriptions for Stock from entities which the Company has notified the Escrow Agent are affiliated with the Company). The Company agrees that it will provide, or cause to be provided, to the Escrow Agent an executed Form W-9 for each Subscriber by the end of the ninth (9th) day following the date of such notice if interest will be payable to any such Subscribers. On the tenth (10th) day following the date of such notice, the Escrow Agent shall promptly return directly to each Subscriber the collected funds deposited in the Escrow Account, the Pennsylvania Escrow Account and the New York Escrow Account on behalf of such Subscriber (unless earlier disbursed in accordance with paragraph 3(c) below), or shall return the instruments of payment delivered, but not yet processed for collection prior to such time, in each case, together with interest in the amounts calculated pursuant to paragraph 7 for each Subscriber at the address provided by the Dealer Manager or the Company. However, the Escrow Agent shall not be required to remit any payments until funds represented by such payments have been collected.

(c)    Notwithstanding subparagraphs 3(a) and 3(b) above, if the Escrow Agent is not in receipt of evidence of subscriptions accepted on or before the close of business on such date that is 120 days after commencement of the Offering (the Company will notify the Escrow Agent of the commencement date of the Offering) (the “Initial Escrow Period”), and instruments of payment dated not later than that date, for the purchase of Stock providing for total purchase proceeds from all nonaffiliated sources that equal or exceed the Pennsylvania Required Capital, the Escrow Agent shall promptly notify the Company. Thereafter, the Company shall send to each Pennsylvania Subscriber by certified mail within ten (10) calendar days after the end of the Initial Escrow Period a notification in the form of Exhibit C. If, pursuant to such notification, a Pennsylvania Subscriber requests the return of his or her subscription funds within ten (10) calendar days after receipt of the notification (the “Request Period”) and the Escrow Agent is not in possession of an executed Form W-9 for such Subscriber, the Company shall provide the Escrow Agent with an executed Form W-9 from each such Pennsylvania Subscriber within ten (10) calendar days after receiving notice from such Pennsylvania Subscriber. The Escrow Agent shall promptly thereafter refund directly to each Pennsylvania Subscriber the collected funds deposited in the Pennsylvania Escrow Account on behalf of such Pennsylvania Subscriber, or shall return the instruments of payment delivered, but not yet processed for collection prior to such time, to the address provided by the Dealer Manager or the Company, together with interest income in the amounts calculated pursuant to paragraph 7. However, the Escrow Agent shall not be required to remit such payments until funds represented by such payments have been collected by the Escrow Agent.

(d)    The subscription funds of Pennsylvania Subscribers who do not request the return of their subscription funds within the Request Period shall remain in the Pennsylvania Escrow Account for successive 120-day escrow periods (a “Successive Escrow Period”), each commencing automatically upon the termination of the prior Successive Escrow Period, and the Company and Escrow Agent shall follow the notification and payment procedure set forth in subparagraph 3(c) above with respect to the Initial Escrow Period for each Successive Escrow Period until the occurrence of the earliest of (i) the Expiration Date, (ii) the receipt and acceptance by the Company of subscriptions for the purchase of Stock with total purchase proceeds that equal or exceed the Pennsylvania Required Capital and the disbursement of the Pennsylvania Escrow Account on the terms specified herein, or (iii) all funds held in the Pennsylvania Escrow Account having been returned to the Pennsylvania Subscribers in accordance with the provisions hereof.

(e)    If the Company rejects any subscription for which the Escrow Agent has collected funds, the Escrow Agent shall, upon the written request of the Company, promptly issue a refund to the rejected Subscriber. If the Company rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the Subscriber’s check for collection, the Escrow Agent shall promptly return the funds in the amount of the Subscriber’s check to the rejected Subscriber after such funds have been collected. If the Escrow Agent has not yet submitted a rejected Subscriber’s check for collection, the Escrow Agent shall promptly remit the Subscriber’s check directly to the Subscriber.

(f)    At any time after funds are disbursed upon the Company’s acceptance of subscriptions pursuant to subparagraph 3(a) above on the tenth (10th) day following the date of such acceptance, but except as otherwise provided herein, the Escrow Agent shall promptly provide directly to each Subscriber the amount of the interest payable to the Subscriber, if any. If the Company determines that interest will be payable to Subscribers, the Company agrees that it will inquire of the Escrow Agent whether the Escrow Agent is in possession of all Subscribers’ executed Form W-9 or such Subscriber’s federal tax identification number provided by the Company, and agrees that it will not accept subscriptions of any Subscriber for which the Escrow Agent is not in possession of an executed Form W-9 provided by the Company, provided that the Escrow Agent has so informed the Company. The Escrow Agent shall not be required to remit any payments until funds represented by such payments have been collected by the Escrow Agent. The foregoing notwithstanding, interest, if any, earned on subscription proceeds will be payable to a Subscriber only if (i) the Subscriber’s funds have been held in escrow by the Escrow Agent for at least 35 days, (ii) Escrow Agent has been in receipt of a subscription agreement properly executed by the Subscriber for at least 35 days and (iii) the Company has inputted such information as required by the online CitiEscrow (“CitiEscrow”) product and has otherwise satisfied all the terms and conditions thereof (the “1099 Requirements”) to enable the transfer of the funds from the Escrow Account, the Pennsylvania Escrow Account or the New York Escrow Account, as applicable into individual CitiEscrow subaccounts. Any interest earned on accepted subscription proceeds that is not payable to the Subscriber pursuant to the preceding sentence will be payable to the Company. Provided the 1099 Requirements have been satisfied, the Escrow Agent shall issue checks for interest earned on subscription proceeds and IRS Forms 1099 relating thereto to Subscribers.

In the event that instruments of payment are returned for nonpayment, the Escrow Agent is authorized to debit the Escrow Account, the Pennsylvania Escrow Account, or the New York Escrow Account, as applicable, in accordance with paragraph 2 hereof.

4.    The Escrow Agent shall report to the Company up to daily but at least weekly as instructed by the Company or the Dealer Manager on the account balances in each of the Escrow Account, the Pennsylvania Escrow Account, and the New York Escrow Account, and the activity in such accounts since the last report.

5.    Prior to the disbursement of funds deposited in the Escrow Account, the Pennsylvania Escrow Account, or the New York Escrow Account in accordance with the provisions of paragraph 3 hereof, the Escrow Agent shall invest all of the funds deposited as well as earnings and interest derived therefrom in the Escrow Account, the Pennsylvania Escrow Account, or the New York Escrow Account, as applicable, in an interest-bearing money market account, unless the costs to the Company for the making of such investment are reasonably expected to exceed the anticipated interest earnings from such investment in which case the funds and interest thereon shall remain in the respective escrow account until the balance in the respective escrow account reaches the minimum amount necessary for the anticipated interest earnings from such investment to exceed the costs to the Company for the making of such investment, as determined by the Company based upon applicable interest rates. The Escrow Agent shall not invest funds deposited or any earnings or interest derived therefrom in any other investment without the prior written direction or approval from the Company.

It is hereby expressly agreed and stipulated by the parties hereto that the Escrow Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to the parties hereto. It is the intention of the parties hereto that the Escrow Agent shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

6.    The Escrow Agent is entitled to rely upon written instructions received from the Company or the Dealer Manager, unless the Escrow Agent has actual knowledge that such instructions are not valid or genuine; provided that, if in the Escrow Agent’s opinion, any instructions from the Company or Dealer Manager are unclear, the Escrow Agent may request clarification from the Company or Dealer Manager, as the case may be, prior to taking any action. However, the Escrow Agent shall not be required to disburse any funds attributable to instruments of payment that have not been processed for collection, until such funds are collected and then shall disburse such funds in compliance with the disbursement instructions from the Company or the Dealer Manager.

7.    If the Offering terminates prior to receipt of the Required Capital, or one or more Pennsylvania Subscribers elects to have his or her subscription returned in accordance with paragraph 3, interest income earned on subscription proceeds deposited in the Escrow Account (the “Escrow Income”), the Pennsylvania Escrow Account (the “Pennsylvania Escrow Income”), and the New York Escrow Account (the “New York Escrow Income”), as applicable, shall be remitted to Subscribers, or to the Company if the applicable Subscriber’s funds have been held in escrow by the Escrow Agent for less than 35 days, in accordance with paragraph 3 and without any deductions for escrow expenses. The Company shall reimburse the Escrow Agent for all escrow expenses. The Escrow Agent shall remit all such Escrow Income, Pennsylvania Escrow Income, and New York Escrow Income in accordance with paragraph 3. If the Company chooses to leave the Escrow Account open after receiving the Required Capital, then it shall make regular acceptances of subscriptions therein, but no less frequently than monthly, and the Escrow

Income from the last such acceptance shall be calculated and remitted to the Subscribers or the Company, as applicable, pursuant to the provisions of paragraph 3(f).

8.    The Escrow Agent shall receive compensation from the Company as set forth in Exhibit D attached hereto.

9.    The duties, responsibilities and obligations of Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied. Escrow Agent shall not be subject to, nor required to comply with, any other agreement between or among the Company or to which the Company is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Escrow Agreement) from the Company or the Dealer Manager. Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder

10.    If at any time Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the property held in escrow hereunder (the “Escrow Property”) (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of Escrow Property), Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

11.    (a)    Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event shall Escrow Agent be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from the Company, (ii) for any consequential, punitive or special damages, (iii) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians, or (iv) for an amount in excess of the value of the collected funds in the Escrow Account, the New York Escrow Account, and the Pennsylvania Escrow Account, valued as of the date of deposit.

(b)    If any fees, expenses or costs incurred by, or any obligations owed to, Escrow Agent hereunder are not promptly paid when due, Escrow Agent may reimburse itself therefor from the collected funds in the Escrow Account, the New York Escrow Account, and the Pennsylvania Escrow Account and may sell, convey or otherwise dispose of any collected funds in the Escrow Account, the New York Escrow Account, and the Pennsylvania Escrow Account for such purpose.

(c)    As security for the due and punctual performance of any and all of the Company’s obligations to Escrow Agent hereunder, now or hereafter arising, the Company hereby pledges, assigns and grants to Escrow Agent a continuing security interest in, and a lien on, the Company’s interest in the collected funds in the Escrow Account, the New York Escrow Account, and the Pennsylvania Escrow Account and all distributions thereon or additions thereto (whether such additions are the result of deposits by Subscribers or the Company or the investment of collected funds). The security interest of Escrow Agent shall at all times be valid, perfected and enforceable by Escrow Agent against the Company and all third parties in accordance with the terms of this Escrow Agreement.

(d)    Escrow Agent may consult with legal counsel at the expense of the Company as to any matter relating to this Escrow Agreement, and Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

(e)    Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

12.    Unless otherwise specifically set forth herein, Escrow Agent shall proceed as soon as practicable to collect any checks or other collection items at any time deposited hereunder. All such collections shall be subject to Escrow Agent’s usual collection practices or terms regarding items received by Escrow Agent for deposit or collection. Escrow Agent shall not be required, or have any duty, to notify anyone of any payment or maturity under the terms of any instrument deposited hereunder, nor to take any legal action to enforce payment of any check, note or security deposited hereunder or to exercise any right or privilege which may be afforded to the holder of any such security.

13.    Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

14.    The Company shall be liable for and shall reimburse and indemnify Escrow Agent and hold Escrow Agent harmless from and against any and all claims, losses, liabilities, costs, damages or expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) arising from or in connection with or related to this Escrow Agreement or being Escrow Agent hereunder (including but not limited to Losses incurred by Escrow Agent in connection with the submission of the Escrow Agent Affidavit to the Director of Banking and Finance of the State of Nebraska, its reliance on the Company Certificate in connection therewith, and any Losses incurred by Escrow Agent in connection with its successful defense, in whole or in part, of any claim of gross negligence or willful misconduct on its part), provided, however, that nothing contained herein shall require Escrow Agent to be indemnified for Losses caused by its gross negligence or willful misconduct.

15.    (a)    In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by Escrow Agent hereunder, Escrow Agent may, in its sole discretion, refrain from taking any action other than retain possession of the collected funds in the Escrow Account, the New York Escrow Account, and the Pennsylvania Escrow Account, unless Escrow Agent receives written instructions, signed by the Company, which eliminates such ambiguity or uncertainty.

(b)    In the event of any dispute between or conflicting claims by or among the Company and/or any other person or entity with respect to any of the collected funds in the Escrow Account, the New York Escrow Account, or the Pennsylvania Escrow Account, Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such collected funds so long as such dispute or conflict shall continue, and Escrow Agent shall not be or become liable in any way to the Company for failure or refusal to comply with such conflicting claims, demands or instructions. Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to Escrow Agent or (ii) Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all Losses which it may incur by reason of so acting. Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed an obligation of, the Company.

16.    All communications and notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by messenger or by overnight delivery service or by facsimile evidenced by a confirmation of successful transmission, in all cases addressed to the person for whom it is intended at such person’s address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this paragraph:

(a)    if to the Company:

Behringer Harvard Opportunity REIT I, Inc.
15601 Dallas Parkway, Suite. 600
Addison, Texas 75001
Fax: (214) 655-1600
Attention: President and Chief Executive Officer

(b)    if to the Dealer Manager:

Behringer Securities LP
15601 Dallas Parkway, Ste. 600
Addison, Texas 75001
Fax: (214) 655-6801
Attention: Chief Operating Officer of Harvard Property Trust, LLC, General Partner

(c)    if to the Escrow Agent:

Citibank Texas, N.A.
One Lincoln Park
8401 North Central Expressway
Suite 500
Dallas, Texas 75225
Fax: (972) 781-0822
Attention: Mr. Michael McGee

Each party hereto may, from time to time, change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other parties. Escrow Agent is authorized to comply with and rely upon any notices, instructions or other communications believed by it to have been sent or given by the Company or the Dealer Manager or by a person or persons authorized by such party. Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday, or banking holiday, such time shall be extended to the next day on which Escrow Agent is open for business.

17.    This Agreement shall be interpreted, construed, enforced and administered in accordance with the internal substantive laws (and not the choice of law rules) of the State of Texas. The parties hereto hereby submit to the personal jurisdiction of and agree that all proceedings relating hereto shall be brought in courts located within the City and State of Texas. The parties hereto hereby waive the right to trial by jury and to assert counterclaims in any such proceedings. To the extent that in such jurisdiction the parties may be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (whether before or after judgment) or other legal process, the parties hereby irrevocably agree not to claim, and hereby waive, such immunity. The parties hereto hereby waive personal service of process and consents to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder, and such service shall be deemed completed ten (10) calendar days after the same is so mailed.

18.    This Agreement is for the exclusive benefit of the parties hereto and their respective legal representatives, successors and assigns hereunder, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever.

19.    This Escrow Agreement and any amendment hereto may be executed by each of the parties hereto in any number of counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement.

20.    The provisions set forth in paragraphs 8 through 32 of this Agreement shall survive the termination of this Agreement and/or the resignation or removal of the Escrow Agent.

21.    The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be enforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

22.    Unless otherwise provided in this Agreement, final termination of this Escrow Agreement shall occur on the date that all funds held in the Escrow Account, the Pennsylvania Escrow Account and the New York Escrow Account are distributed either (a) to the Company or to Subscribers and the Company has informed the Escrow Agent in writing to close the Escrow Account, the Pennsylvania Escrow Account and the New York Escrow Account pursuant to paragraph 3 hereof or (b) to a successor escrow agent upon written instructions from the Company.

23.    The Escrow Agent has no responsibility for accepting, rejecting, or approving subscriptions.

24.    The Escrow Agent will reasonably cooperate with the Company in fulfilling any of the Company’s obligations under the Sarbanes-Oxley Act of 2002, as such obligations relate to the provision of services under this Agreement, including assistance as to the documentation and auditing of Escrow Agent’s procedures.

25.    (a)    The Company may remove Escrow Agent at any time by giving to Escrow Agent sixty (60) calendar days’ prior notice in writing signed by the Company. Escrow Agent may resign at any time by giving to the Company sixty (60) calendar days’ prior written notice thereof.

(b)    Within forty-five (45) calendar days after giving the foregoing notice of removal to Escrow Agent or receiving the foregoing notice of resignation from Escrow Agent, the

Company shall appoint a successor Escrow Agent. If a successor Escrow Agent has not accepted such appointment by the end of such 45-day period, Escrow Agent may, in its sole discretion, deliver the collected funds in the Escrow Account, the New York Escrow Account, and the Pennsylvania Escrow Account to the Company at the address provided herein or may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Escrow Agent in connection with such proceeding shall be paid by, and be deemed an obligation of, the Company.

(c)    Upon receipt of the identity of the successor Escrow Agent, Escrow Agent shall either deliver the collected funds in the Escrow Account, the New York Escrow Account, and the Pennsylvania Escrow Account then held hereunder to the successor Escrow Agent, less Escrow Agent’s fees, costs and expenses or other obligations owed to Escrow Agent, or hold such collected funds (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid.

(d)    Upon delivery of the collected funds to successor Escrow Agent, Escrow Agent shall have no further duties, responsibilities or obligations, other than as provided hereunder.

26.    Except as otherwise permitted herein, this Escrow Agreement may be modified only by a written amendment signed by all the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.

27.    The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

28.    Each party hereto hereby represents and warrants (a) that this Escrow Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b) that the execution, delivery and performance of this Escrow Agreement by it does not and will not violate any applicable law or regulation.

29.    This Agreement shall constitute the entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto.

30.    No printed or other material in any language which mentions “Citibank Texas, N.A.” by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party's behalf, without the prior written consent of Escrow Agent, except that it shall be mentioned in applicable prospectuses, subscription agreements and other related documentation in order to accomplish the purposes of this Agreement.

31.    The headings contained in this Agreement are for convenience of reference only and shall have no effect on the interpretation or operation hereof.

32.    The Escrow Agent does not have any interest in the collected funds in the Escrow Account, the New York Escrow Account, and the Pennsylvania Escrow Account but is serving as escrow holder only and having only possession thereof. The Company shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent for any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account, the New York Escrow

Account, and the Pennsylvania Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The Company and/or the Dealer Manager will provide the Escrow Agent with appropriate Forms W-9 for tax I.D., number certifications, or W-8 forms for non-resident alien certifications. All Subscribers shall have a United States tax identification number, and no subscriptions from Subscribers who do not have a United States tax identification number shall be accepted by the Company, Dealer Manager or the Escrow Agent without the written consent of the Escrow Agent. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of funds which are a part of the collected funds and is not responsible for any other reporting.

[Signature page follows]

Agreed to as of the 2nd day of September, 2005.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President

BEHRINGER SECURITIES LP
By:	Harvard Property Trust, LLC, Its General Partner
By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President

The terms and conditions contained above are hereby accepted and agreed to by:

CITIBANK TEXAS, N.A., AS ESCROW AGENT

By:	/s/ James Michael McGee
James Michael McGee, Vice President

EXHIBIT A-1

FORM OF ESCROW AGENT AFFIDAVIT FOR NEBRASKA

STATE OF      ____________________
COUNTY OF  ____________________

ESCROW AGENT AFFIDAVIT

____________________ (the “Affiant”), being duly sworn, deposes and says:

That the Affiant is a duly appointed and authorized representative of ____________ (the “Escrow Agent”);

That the Escrow Agent is the duly appointed and authorized escrow agent for the public offering of the securities (the “Offering”) of Behringer Harvard Opportunity REIT I, Inc. (the “Company”);

That all of the conditions of that certain Escrow Agreement entered into by and among the Escrow Agent, the Company, and Behringer Securities LP in connection with the Offering and effective as of the ____ day of August, 2005 (the “Agreement”) have been met.

Affiant makes this Affidavit to the State of Nebraska Department of Banking and Finance pursuant to Nebraska regulations Chapter 25, Section 003.01C1 promulgated under §8-1120(3) of the Securities Act of Nebraska.

IN WITNESS WHEREOF, the undersigned has duly executed this document this ____ day of _____________, 20__.

By:	___________________________________________
Name:	___________________________________________

Sworn to and subscribed before me
this ____ day of ___________, 20__.

______________________________
Notary Public

My commission expires:____________

(NOTARIAL SEAL)

EXHIBIT A-2

FORM OF COMPANY CERTIFICATE FOR ESCROW AGENT AFFIDAVIT FOR NEBRASKA

COMPANY CERTIFICATE FOR ESCROW AGENT AFFIDAVIT

The undersigned, the duly authorized officer as indicated of Behringer Harvard Opportunity REIT I, Inc., a Maryland corporation (the “Company”), hereby certifies to Citibank Texas, N.A. (the “Escrow Agent”) under the Escrow Agreement (as defined below) on behalf of the Company by the Company that all of the conditions of that certain Escrow Agreement entered into by and among the Escrow Agent, the Company, and Behringer Securities LP in connection with the public offering of securities by the Company (the “Offering”) and effective as of the ___ day of August, 2005 (the “Escrow Agreement”) have been met.

The Escrow Agent shall be entitled to rely on this Certificate in making its Affidavit to the State of Nebraska Department of Banking and Finance pursuant to Nebraska regulations Chapter 25, Section 003.01C1 promulgated under §8-1120(3) of the Securities Act of Nebraska in connection with the Offering and shall be held harmless and indemnified in respect thereof, as provided in the Escrow Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this document this ____ day of _____________, 20__.

By:	___________________________________________
Name:	___________________________________________

EXHIBIT B

FORM OF COMPANY AFFIDAVIT

STATE OF      ____________________
COUNTY OF  ____________________

COMPANY AFFIDAVIT

____________________ (the "Affiant"), being duly sworn, deposes and says:

That the Affiant is a duly appointed and authorized officer of Behringer Harvard Opportunity REIT I, Inc. (the “Company”);

That the State of Nebraska Department of Banking and Finance declared effective the public offering of the Company’s securities to residents of the state of Nebraska (the “Offering”) as of the ____ day of _______________, 20__ (the “Effective Date”);

That since the Effective Date, there have been no material omissions or changes in the financial condition of the Company, or other changes of circumstances, that would render the amount of proceeds inadequate to finance the Company’s proposed plan of operations, business, or enterprise;

That since the Effective Date, there have been no material omissions or changes that would render the representations in the Company’s registration statement fraudulent, false, or misleading.

Affiant makes this Affidavit to the State of Nebraska Department of Banking and Finance pursuant to Nebraska regulations Chapter 25, Section 003.01C2 promulgated under §8-1120(3) of the Securities Act of Nebraska.

IN WITNESS WHEREOF, the undersigned has duly executed this document this ____ day of _____________, 20__.

By:	___________________________________________
Name:	___________________________________________

Sworn to and subscribed before me
this ____ day of ___________, 20__.

______________________________
Notary Public

My commission expires:____________

(NOTARIAL SEAL)

EXHIBIT C

FORM OF NOTICE TO PENNSYLVANIA SUBSCRIBERS

You have tendered a subscription to purchase shares of common stock of Behringer Harvard Opportunity REIT I, Inc. (the “Company”). Your subscription is currently being held in escrow. The guidelines of the Pennsylvania Securities Commission do not permit the Company to accept subscriptions from Pennsylvania residents until an aggregate of $23,800,000 of gross offering proceeds have been received by the Company. The Pennsylvania guidelines provide that until this minimum amount of offering proceeds is received by the Company, every 120 days during the offering period Pennsylvania Subscribers may request that their subscription be returned.

If you wish to continue your subscription in escrow until the Pennsylvania minimum subscription amount is received, nothing further is required.

If you wish to terminate your subscription for the Company’s common stock and have your subscription returned please so indicate below, sign, date, and return to the Escrow Agent at Citibank Texas, N.A., _______________________, Attn: _______________.

I hereby terminate my prior subscription to purchase shares of common stock of Behringer Harvard Opportunity REIT I, Inc. and request the return of my subscription funds. I certify to Behringer Harvard Opportunity REIT I, Inc. that I am a resident of Pennsylvania.

Signature:	____________________________________________

Name:	____________________________________________ (please print)
Date:	____________________________________________

Please send the subscription refund to:

______________________________
______________________________
______________________________
______________________________

EXHIBIT D

ESCROW AGENT COMPENSATION

Acceptance Fee:                                                   $1,000.00
For initial services including examination of the Escrow Agreement and all supporting documents as well as database development. This is a one-time fee payable upon the execution of the Escrow Agreement.

Annual Administration Fee:                                               $3,000.00
This annual administration fee covers standard services required under the documents. Also includes periodic disbursements to company. An additional charge of $500 per subaccount will be billed for accounts opened in connection with certain state regulations (estimate of 2-3). Transaction charges noted below apply for certain responsibilities including payments to subscribers. This fee is payable upon the execution of the Escrow Agreement and annually thereafter for any 12-month period or portion thereof. This fee shall be reviewed at the end of the first year and may be renegotiated in accordance with new volume estimates.

Transaction Fees:
Wire transfer of funds to investors	$15.00 per item
Check transfer of funds to investors	$15.00 per item
Receipt and posting of incoming wires	No charge
Receipt and posting of incoming check	No charge
Asset transactions (purchases/sales/calls/deposit/withdrawals, etc.)	$25.00 per transaction
1099 INT Tax reporting	$25.00 per form
ACH transfer of funds	No charge
Electronic predetermined reports	No charge
Interest calculations	No charge

Extraordinary Services:
Additional reasonable compensation will be charged for extraordinary services based on the then current standard hourly charge. Extraordinary services include, but are not limited to, attending escrow closings, processing assignments of escrow interest, specialized reports (e.g., tax reporting other than 1099s), unusual certifications, reviewing and accepting modifications or amendments to the escrow agreement, and letter of credit draws, etc. You will be informed in advance of Citibank Texas, N.A.’s performance of services that are considered extraordinary.

Any overdrafts caused by failed or incomplete wires of funds or failed or incomplete securities deliveries will be reimbursable to Citibank Texas, N.A. at prime plus two percent (2%).

All out-of-pocket expenses incurred in the administration of the account, including, but not limited to, postage, telephone charges, insurance, photocopies, supplies, and legal fees with the exception of legal fees incurred at the inception of the account, will be billed to the customer at cost.

Billings over 30 days past due are subject to a 1.5% per month late payment penalty of the balance due.